Exhibit 99.1

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the following transaction of TransAtlantic Petroleum Ltd. (“TransAtlantic” or the “Company”).

Sale of Viking International and Viking Geophysical

On June 13, 2012, TransAtlantic sold, effective April 1, 2012, its oilfield services business which was substantially comprised of the Company’s wholly owned subsidiaries, Viking International Limited (“Viking International”) and Viking Geophysical Services, Ltd. (“Viking Geophysical” and collectively, “Viking”), to Viking Services B.V. for an aggregate purchase price of $167.2 million, consisting of $155.7 million in cash and an $11.5 million promissory note from Dalea Partners, LP (“Dalea”, an affiliate of Mr. Mitchell, the Company’s chairman and chief executive officer). Viking Services B.V. is a joint venture owned by Dalea and funds advised by Abraaj Investment Management Limited (an affiliate of Abraaj Capital Holdings Limited).

TransAtlantic used a portion of the net proceeds from the sale to pay off its $73.0 million credit agreement with Dalea, its $11.0 million credit facility with Dalea, its $0.9 million promissory note with Viking Drilling, LLC, and its $1.8 million credit agreement with a Turkish Bank. TransAtlantic plans to use $48.0 million of the remaining net proceeds to reduce borrowings under the Company’s amended and restated senior secured credit agreement with Standard Bank Plc and BNP Paribas (Suisse) SA (the “Standard Credit Facility”).

Upon closing, the Company also paid $1.6 million to PPHB Securities, LP for consulting services rendered in connection with the transaction. This consulting fee was not included in the pro forma adjustments for the pro forma condensed consolidated statement of operations for the three months ended March 31, 2012 or for the pro forma condensed consolidated statement of operations for the year ended December 31, 2011.

Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2012 is based on the historical consolidated financial statements of the Company as of March 31, 2012 after giving effect to the transaction as if the sale of Viking had occurred on March 31, 2012. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2012 is based on the historical consolidated financial statements of the Company after giving effect to the transaction as if the sale of Viking had occurred on January 1, 2012. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 is based on the historical consolidated financial statements of the Company after giving effect to the transaction as if the sale of Viking had occurred on January 1, 2011. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 and in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenue and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Viking not been consolidated with TransAtlantic during the periods shown. The pro forma adjustments are based on information available at the time of the preparation of these unaudited pro forma condensed consolidated financial statements.

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2012

(Thousands of U.S. Dollars)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$15,087	$18,420	A	$33,507
Accounts receivable	43,740	—		43,740
Prepaid and other current assets	13,929	—		13,929
Assets held for sale, net	134,972	(132,221)	B	2,751

Total current assets:	207,728	(113,801)		93,927
Property and equipment, net	255,156	—		255,156
Other assets	12,957	11,500	C	24,457

Total assets	475,841	(102,301)		373,540

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$42,545	$—		$42,545
Loans payable—related party	84,000	(84,000)	D	—
Other current liabilities	16,403	—		16,403
Liabilities held for sale	25,939	(20,370)	E	5,569

Total current liabilities:	168,887	(104,370)		64,517
Long-term liabilities:
Loans payable	78,000	(48,000)	F	30,000
Other long-term liabilities	42,079	—		42,079

Total long-term liabilities:	120,079	(48,000)		72,079
Total liabilities:	288,966	(152,370)		136,596
Shareholder’s equity:	186,875	50,069	G	236,944

Total liabilities and shareholder’s equity	$475,841	$(102,301)		$373,540

See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

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